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                                                                    EXHIBIT 10.2

                           SUBSIDIARY PLEDGE AGREEMENT

         THIS STOCK PLEDGE ("Stock Pledge") made as of the 25th day of September, 2002 by and between Meadowbrook Inc., a Michigan corporation ("Company") and Comerica Bank, a Michigan banking corporation, ("Bank").

                                    RECITALS

         A. Pursuant to that certain Restated Credit Agreement dated as of September 25, 2002 (as may be amended or otherwise modified from time to time, the "Credit Agreement") by and between Meadowbrook Insurance Group, Inc. ("Borrower") and Bank, the Bank has agreed to extend credit to Borrower on the terms set forth in the Credit Agreement.

         B. As a condition to the performance of their respective obligations under the Credit Agreement, Bank has required that Company provide this Stock Pledge to Bank, granting various security interests, liens and other encumbrances as security for the Borrower's obligations under its Notes, the Credit Agreement and the other Loan Documents.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         I. Creation of Security Interest

         Company hereby grants to Bank a security interest in the property described in paragraph II, below ("Collateral").

         II. Collateral.

         The Collateral consists of the following:

         (a) 100% of the outstanding shares of each class of stock (or other ownership interest) of each Subsidiary listed on Schedule A hereto (as such Schedule may be revised pursuant to Section III B. l hereof), together with all of the certificates and/or instruments representing such shares of stock (or other ownership interest), and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

         (b) 100% of any additional shares of stock of any of the Subsidiaries listed on Schedule A hereto, at any time and from time to time acquired by the Company in any manner, all of the cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

         (c) All other property hereafter delivered to the Bank in substitution for or in addition to the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time



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received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

         (d) All products and proceeds of all of the foregoing.

         III. Company's Obligations

         A. Payment of Secured Indebtedness. The security interest created herein is given as security for:

         (1) All of Borrower's obligations contained in or arising under or in connection with the Credit Agreement and the Notes issued by it from time to time pursuant to the Credit Agreement, and all obligations of Borrower contained in or arising under the other Loan Documents executed by Borrower;

         (2) All of Borrower's obligations contained in or arising under any Interest Rate Protection Agreements;

         (3) The obligations of Borrower and Company for payment of all sums hereafter loaned, paid out, expended or advanced by or for the account of the Bank under the terms of this Stock Pledge, the Credit Agreement, or the other Loan Documents, in connection with the Collateral or any of the documents or instruments described in this Stock Pledge, the Credit Agreement or the other Loan Documents; together with interest thereon as provided for herein or therein; and also as security for all other indebtedness and liabilities, whether direct, indirect, absolute or contingent, owing by the Borrower or the Company to the Bank in any manner under the Credit Agreement or the Loan Documents, which hereafter become due, or that may hereafter be incurred by the Borrower to or acquired (pursuant to the Credit Agreement or the other Loan Documents) by the Bank, and all other future obligations of the Borrower to the Bank, its successors and assigns, howsoever created, arising or evidenced, whether joint or several, direct or indirect, absolute or contingent, primary or secondary, and any judgments that may hereafter be rendered on such indebtedness or an part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the "Indebtedness").

         B. Protection of Security Interest.

         (1) Company shall take any and all steps required to protect the Collateral, and in pursuance thereof Company agrees that Company shall deliver or caused to be delivered to Bank, and Bank shall receive possession, of certificates representing all of the pledged shares referred to in Schedule A, as the case may be, properly endorsed or with assignments separate from such certificates in blank for transfer. In addition Bank shall receive proof that appropriate acknowledgments, governmental approvals, share register entries, local pledge agreements, financing statements, collateral and other documents covering the Collateral have been executed and delivered by the appropriate parties and recorded on file with such Persons and in such jurisdictions as necessary to perfect the security interests, or other liens granted hereby and/or



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thereby. The Bank from time to time shall revise Schedule A and promptly deliver a copy thereto to Company, on the effective date of the acquisition or creation by Company of a Subsidiary (which is not a regulated insurance subsidiary), adding to Schedule A the name of each such Subsidiary so acquired or created, and upon such revision, Company shall be deemed to have pledged 100% of the capital stock (or other ownership interests) of each such Subsidiary so acquired or created to Bank.

         (2) Company will not sell, transfer, assign or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of Bank, or permit anything to be done that may materially impair the value of any of the Collateral or the security intended to be afforded by this Stock Pledge.

         (3) Company will, subject to the applicable terms of the Credit Agreement, pay all taxes and assessments upon the Collateral or for its use or operation before any interest or penalty for nonpayment attaches thereto unless said payment is being contested in good faith and it establishes a reserve as required by generally accepted accounting principles.

         (4) Company will, subject to the applicable terms of the Credit Agreement, sign and execute alone or with Bank any financing statement or other document or procure any documents and pay all reasonable connected costs, necessary to protect the security interest under this Stock Pledge against the rights or interests of third persons.

         (5) Company will, subject to the applicable terms of the Credit Agreement, reimburse Bank for all reasonable costs, including reasonable attorneys' fees, incurred for any action taken by Bank to remedy an Event of Default which Bank elects to remedy pursuant to its rights under Article VI hereof.

         (6) Company will:

         (i) subject to the applicable terms of the Credit Agreement, allow Bank to examine, audit and inspect Company's books, accounts, records (including without limitation all records relating to the Collateral or the Indebtedness), ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Bank, and to make and take away copies of any and all such books, accounts, records and ledgers;

         (ii) punctually and properly perform all of its covenants and duties under any other security agreement, mortgage, collateral pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Indebtedness, or any part thereof;

         (iii) perform its obligations under the Loan Documents;

         (iv) promptly furnish Bank with any information in writing which Bank may reasonably request concerning the Collateral;



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         (v) promptly notify Bank of any material change in any fact or circumstances warranted or represented by Company in this Stock Pledge or in any other writing furnished by Company to Bank in connection with the Collateral or the Indebtedness;

         (vi) promptly notify Bank of any material claim, action or proceeding affecting the Collateral and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Bank, appear in and defend, at Company's expense, any such action or proceeding; and

         (vii) promptly, after being requested by Bank, pay to Bank the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Bank in protecting and maintaining the Collateral or its rights hereunder, or in connection with any audit or inspection of the Collateral pursuant to the terms hereof, and in enforcing the security interest created herein.

         (7) With respect to any Collateral of a kind requiring an additional security agreement, financing statement, or other writing to perfect a security interest therein in favor of Bank, Company will forthwith execute and deliver to Bank whatever the Bank shall deem necessary or proper for such purpose. Should any covenant, duty or agreement of Company fail to be performed in accordance with its terms hereunder, Bank may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Company, and any amount expended by Bank in such performance or attempted performance shall become part of the Indebtedness, and, at the request of Bank, Company agrees to pay such amount to Bank upon demand at Bank's office in Detroit, Michigan together with interest thereon at the highest rate which interest accrues on amounts after the same become due pursuant to the terms of any note executed pursuant to the Credit Agreement from the date of such expenditure by Bank until paid. With respect to any Collateral in which Company acquires any rights subsequent to the date hereof and which, under applicable law, a security interest is or can be perfected by possession, Company agrees to deliver possession of such Collateral to Bank immediately upon its acquisition of rights therein.

         (8) Company will hold the proceeds of any of the Collateral in trust for Bank, will not commingle said proceeds with any other funds, and, after an Event of Default, will deliver such proceeds to Bank at its request.

         (9) If Bank, acting in its sole discretion, redelivers any Collateral to Company or Company's designee for the purpose of

         (i) the ultimate sale or exchange thereof, or

         (ii) presentation, collection, renewal, or registration of transfer thereof, such redelivery shall not constitute a release of Bank's security interest therein or in the proceeds thereof unless Bank, specifically so agrees in writing.

         (10) If Company requests any such redelivery, Company will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank.


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         IV. Default

         The term "Event of Default", as used herein, means the occurrence of any Event of Default under the Credit Agreement.

         V. Consequence of Default.

         Upon an Event of Default, Bank shall be entitled, subject to applicable law, to all of its remedies specified herein, in the Credit Agreement, or in any other document executed in connection with the Credit Agreement or this Stock Pledge, or provided by law. Additionally, upon an Event of Default and subject to applicable law, Bank will be entitled to receive all dividends payable in respect of the pledged shares evidencing the Collateral pledged under this Stock Pledge, and may change the registration of any registerable Collateral to any other name or form and is hereby authorized to appoint any officer or agent of Bank as Company's true and lawful proxy and attorney-in-fact, with power, upon the occurrence of any Event of Default (exercisable so long as such Event of Default is continuing), to exercise all voting rights in respect of the shares evidencing the Collateral pledged hereby; to endorse Company's name or any of its officers' names or agents' names upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Bank in full or part payment of any amounts owing to the Bank; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Company may be delivered directly to Bank; to execute on behalf of Company any financing statements, amendments, subordinations or other filings pursuant to the Credit Agreement; granting unto Bank, as the proxy and attorney-in-fact of Company, full power to do any and all things necessary to be done in and about the premises as fully and effectually as Company might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the term of the Credit Agreement, and all transactions thereunder and thereafter as long as any Indebtedness or any of the commitments to lend remain outstanding. The Bank shall have full power, subject to applicable law to collect, to compromise, to endorse, to sell or otherwise to deal with the Collateral or proceeds thereof on in its own name or in the name of Company provided that Bank shall act in a commercially reasonable manner.

         VI. Bank's Rights and Remedies.

         Bank shall have available to it (subject to applicable law) the following rights and remedies upon occurrence of an Event of Default:

         A. Right to Assign. Bank may assign this Stock Pledge only as provided in the Credit Agreement and if Bank does assign this Stock Pledge, the assignee shall be entitled to the performance of all of Company's obligations and agreements under this Stock Pledge, and the assignee shall be entitled to all the rights and remedies of Bank under this Stock Pledge.



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         B. Right to Discharge Company's Obligations. Bank may (i) discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral which are superior to the security interest herein granted, (ii) remedy or cure any default of Company under the terms of any lease, rental agreement, land contract or other document which in any way pertains to or affects Company's title to or interest in any of the Collateral,
(iii) pay for insurance on the Collateral, and (iv) pay for the maintenance and preservation of the Collateral, unless with respect to the obligations under clauses (i) or (ii) Company is contesting in good faith such obligations, and Company agrees to reimburse Bank, on demand, for any payment made or any expense incurred by Bank pursuant to the foregoing authorization, with interest, which payments and expenses shall be secured by the security intended to be afforded by this Stock Pledge.

         C. Remedies and Enforcement. Bank shall have and may exercise any and all rights of enforcement and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Michigan, to the extent permitted by applicable law, on the date of this Stock Pledge or the date of Company's default together with any and all other rights and remedies otherwise provided and available to Bank by law unless such application would result in the invalidity or unenforceability of any provision hereof, in which case the law of the state in which any of the Collateral is located shall apply to the extent necessary to render such provision valid and enforceable; and, in conjunction with, in addition to, or substitution for those rights, at Bank's discretion, Bank may:

         (1) Apply any of the Collateral against any of the Indebtedness secured hereby;

         (2) Waive any default, or remedy any default in any reasonable manner, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;

         (3) Without any notice to Company, notify any parties obligated on any of the Collateral to make payment to the Bank of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) the indebtedness thereunder or evidenced thereby. Upon request of the Bank, Company will, at its own expense, notify any parties obligated to Company on any of the Collateral to make payment to the Bank of any amounts due or to become due thereunder. Company agrees that Bank shall not be liable for any loss or damage which Company suffers or may suffer as a result of Bank's processing of items or its exercise of any other rights or remedies under this Stock Pledge, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party not related to or affiliated with Company arising out of or in connection with the processing of items (excluding only the claims of such third parties in connection with the processing of items based solely upon the gross negligence or willful misconduct of Bank) or the exercise of any other rights or remedies hereunder. Company further agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, including without limitation litigation costs and reasonable attorneys' fees.




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         D. Right of Sale.

         (1) Company agrees that upon the occurrence of an Event of Default (taking into account applicable periods of cure, if any), Bank may, at its option, sell and dispose of the Collateral at public or private sale without any previous demand of performance.

Company agrees that notice of such sale sent to Company's address, as set forth in the Credit Agreement, by certified or registered mail sent at least five (5) days prior to such sale, shall constitute reasonable notice of sale. The foregoing shall not require notice if none is necessary under applicable law. The proceeds of sale shall be applied in the following order:

         (i) to all reasonable costs and charges incurred by Bank in the taking and causing the removal and sale of said property, including such reasonable attorneys' fees as shall have been incurred by Bank;

         (ii) to the Indebtedness, including all accrued interest thereon; and

         (iii) any surplus of such proceeds remaining shall be paid to the Company, or to such other party who shall lawfully be entitled thereto.

         (2) At any sale or sales made pursuant to this Stock Pledge or in a suit to foreclose the same, the Collateral may be sold en masse or separately; at the same or at different times, at the option of the Bank or its assigns. Such sale may be public or private with notice as required by the Uniform Commercial Code as then in effect in the state in which the Collateral is located, and the Collateral need not be present at the time or place of sale. At any such sale, the Bank or the holder of any note hereby secured may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by the Bank or its attorneys, agents, or assigns.

         E. Miscellaneous. Bank shall have the right at all times to enforce the provisions of this Stock Pledge in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Stock Pledge or as having in any way or manner modified the same. All rights and remedies of Bank are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         VII. Representations and Warranties of Company.

         Company represents and warrants, as continuing representations and warranties so long as the Guaranty remains in effect, that:

         A. The individual signatory hereto has authority to execute and deliver this Stock Pledge on behalf of Company.



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         B. No financing statement covering the Collateral, or any part thereof, has been filed with any filing officer other than in favor of Bank.

         C. No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been made and no security interest, other than the one created hereby or pursuant to pledges and security agreements previously made in favor of Bank has attached or been perfected in the Collateral or in any part thereof.

         D. No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral.

         E. All information supplied and statements made in any financial or credit statements or application for credit prior to the execution of this Stock Pledge are true and correct as of the date hereof in all material respects.

         F. The Collateral, (1) constitutes all the issued and outstanding capital stock (or other ownership interests) of the Subsidiaries, (2) have been duly authorized and issued to Company, (3) is fully paid and non-assessable, (4) is freely and validly assignable, and (5) is not subject to any option, warrant right to call or commitment of any kind or nature.

         G. At the time Bank's security interest attaches to any of the Collateral or its proceeds, Company will be the lawful owner with the right to transfer any interest therein, and that Company will make such further assurances as to prove its title to the Collateral as may be reasonably required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever. The delivery at any time by Company to Bank of Collateral or financing statements covering Collateral shall constitute a representation and warranty by Company under this Stock Pledge that, with respect to such Collateral, and each item thereof, Company is owner of the Collateral and the matters heretofore warranted in this paragraph are true and correct.

         VIII.    Mutual Agreements.

         Company and Bank mutually agree as follows:

         A. "Company," "Bank," and "Borrower" as used in this Stock Pledge include the successors and permitted assigns of those parties.

         B. To the extent permitted by applicable law, except as otherwise provided herein, the law governing this secured transaction shall be that of the State of Michigan.

         C. This Stock Pledge includes all amendments and supplements hereto and assignments hereof and Company and Bank shall not be bound by any amendment or undertaking not expressed in a writing executed by each of them.

         D. All capitalized terms not specifically defined herein which are defined in the Credit Agreement are used as defined in the Credit Agreement.



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         E. This Stock Pledge shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is reduced to zero) and Bank's security interest in the Collateral as granted herein shall continue in full (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) force and effect until all of the Indebtedness is indefeasibly repaid and discharged in full and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remains outstanding.

         F. The parties hereto acknowledge that this Stock Pledge is subject to the mutual waiver of jury trial contained in Section 10.14 of the Credit Agreement and to the consent to jurisdiction provisions contained in Section
10.2 of the Credit Agreement.

         G. This Stock Pledge has been executed and delivered pursuant to the Credit Agreement and in the event of any conflict between this Stock Pledge and the Credit Agreement, the Credit Agreement shall govern.

         IN WITNESS WHEREOF, Company and Bank have executed this Stock Pledge on the day and year first above written.

                                  COMPANY:

                                  MEADOWBROOK, INC., a Michigan corporation,

                                  By:      /s/ Michael O'Shea
                                      ------------------------------------------
                                           Michael O'Shea
                                  Its:     Assistant Secretary

                                  ACCEPTED BY BANK:

                                  COMERICA BANK, a Michigan banking corporation,

                                  By:      /s/ Julie J. Nowicki
                                      ------------------------------------------
                                           Julie J. Nowicki
                                  Its:     Account Officer




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                                   SCHEDULE A

                                  SUBSIDIARIES

    1.       Meadowbrook Insurance Agency, Inc., a Michigan corporation

    2.       Association Self Insurance Services, Inc., an Alabama corporation

    3.       Florida Preferred Administrators, Inc., a Florida corporation


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